UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2009
GENENTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-9813	94-2347624
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
1 DNA Way
South San Francisco, California 94080-4990
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (650) 225-1000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS
Genentech has been notified by the National Surgical Adjuvant Breast and Bowel Project (NSABP) about an update to the timelines for the Avastin adjuvant colon cancer trial, known as NSABP C-08. The NSABP has informed Genentech that the final study results could be known and communicated as early as mid-April 2009.  The exact timing of data availability will depend on the timing of disease progression events.  If the required number of disease progression events as defined by the study’s statistical analytical plan has not occurred as of mid-April, then the NSABP will continue the study and we anticipate that the final results will most likely be known later in Q2’09.
The study of 2,710 patients is being conducted by the NSABP and is sponsored by the National Cancer Institute.  NSABP C-08 is a randomized, multi-center Phase III study designed to evaluate the effect of FOLFOX6 (5-fluorouracil, leucovorin and oxaliplatin) chemotherapy with or without Avastin on disease-free survival in patients with resected Stage II or III adenocarcinoma of the colon. The trial is being conducted primarily in the United States. Patients enrolled in the two-arm study were randomized after surgery to receive either FOLFOX6 alone for six months or Avastin in combination with FOLFOX6 for six months followed by an additional six months of Avastin monotherapy.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENENTECH, INC.
Date: January 21, 2009	/s/DAVID A. EBERSMAN
David A. Ebersman
Executive Vice President and Chief Financial Officer